UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.    )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12
SKILLSOFT PUBLIC LIMITED COMPANY
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SKILLSOFT PUBLIC LIMITED COMPANY
BELFIELD OFFICE PARK, CLONSKEAGH, DUBLIN 4, IRELAND
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting To Be Held on September 24, 2008

The proxy statement and annual report to shareholders are available at:
http://www.bnymellon.mobular.net/bnymellon/skil

SKILLSOFT PUBLIC LIMITED COMPANY

NAME/ADDRESS IMPRINT AREA
RE-
STRICTED
AREA
Under new U.S. Securities and Exchange Commission rules, you are receiving this notice that the proxy materials of SkillSoft Public Limited Company (“SkillSoft ”) for the Annual General Meeting are available on the Internet. Follow the instructions below to view the proxy materials and vote or request printed copies.
This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

SkillSoft’s Annual General Meeting of Shareholders will be held at the offices of Maples and Calder, Solicitors, 75 St. Stephens Green, Dublin 2, Ireland on September 24, 2008 at 8:30 a.m., local time. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations.
The Board of Directors recommends that you vote FOR the following proposals:
1.	To receive and consider the consolidated financial statements of SkillSoft Public Limited Company for the financial year ended January 31, 2008 and the Report of the Directors and Auditor thereon.

2.	(A) To re-elect as a director Charles E. Moran who retires by rotation.
(B)	To re-elect as a director Dr. Ferdinand von Prondzynski who retires by rotation.
3.	To authorize the Audit Committee of the Board of Directors to fix the remuneration of SkillSoft’s auditor for the fiscal year ending January 31, 2009.

4.	To approve the terms of a proposed amendment to the share purchase agreement among SkillSoft Public Limited Company, CBT (Technology) Limited, SkillSoft Finance Limited, SkillSoft Corporation and Credit Suisse Securities (USA) LLC to be entered into by the said parties and renewal of authority.

Easy Online Access – A Convenient Way to View Proxy Materials and Vote
When you go online to view materials, you can also vote your shares
http://www.bnymellon.mobular.net/bnymellon/skil
You must reference your 11 - digit Control Number

If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before September 8, 2008 to facilitate timely delivery:

1. By Internet	–	Go to http://www.bnymellon.mobular.net/bnymellon/skil

2. By Telephone	–	Call us free of charge at 1-888-313-0164 Outside the U.S. and Canada call 201-680-6688

3. By E-mail	–	Send an email message along with your control number to shrrelations@bnymellon.com You must reference your 11 - digit Control Number

PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares, you must vote online or request a paper copy of the proxy materials to receive a proxy card. Only holders of SkillSoft’s ordinary shares (Members) are entitled to attend and vote at the meeting.

VOTE BY INTERNET
Use the Internet to vote your shares. Have this card in hand when you access the above web site.
On the top right hand side of the website click on “Vote Now” to access the electronic proxy card and vote your shares